Exhibit 99.1

Unless otherwise indicated or the context otherwise requires, the “Company,” “NCR,” “we,” “our” and “us” refer to NCR Corporation and its consolidated subsidiaries.

Recent Developments

COVID-19

The impact of the novel strain of the coronavirus identified in late 2019 (“COVID-19”) has grown throughout the world, including in the United States. Governmental authorities have implemented numerous measures attempting to contain and mitigate the effects of COVID-19, including travel bans and restrictions, quarantines, shelter in place orders and shutdowns. The information set forth below is as of the date hereof (unless otherwise indicated) and is subject to change and should not be assumed to be correct as of any date subsequent to such date. See “Risks Related to Our Business—The recent novel coronavirus (COVID-19) outbreak could materially adversely affect our financial condition and results of operations.”

We have been actively monitoring the global outbreak and spread of COVID-19 and taking steps to mitigate the potential risks to us posed by its spread and related circumstances and impacts. We continue to assess and update our business continuity plan in the context of this pandemic. We have taken precautions to help keep our workforce healthy and safe, including establishing a coronavirus task force in January 2020, thermal screening procedures at our manufacturing plants and call centers and remote working arrangements for the vast majority of our back-office employees.

With respect to our Banking segment, we are working with local governments to make sure that these businesses are designated as essential critical infrastructure businesses. Although we may experience potential installation delays, we have not experienced any significant impact to our recurring services revenue stream. We believe our ATM break-fix services, which represented the largest percentage (37%) of Banking segment revenue for the year ended December 31, 2019, has remained strong, although there can be no assurance that such operations will not be impacted in the future.

With respect to our Retail segment, the food, drug and mass merchandising market, which includes grocery stores, drug stores and big box retailers, and which represented 70% of our Retail segment revenue for the year ended December 31, 2019, is currently designated as an essential critical infrastructure business in many jurisdictions. We have realigned our resources to capitalize on the recent significant uptick in customer demand in this market, particularly with regard to online ordering, curbside pickup and self-checkout. However, customers in our department and specialty retail market and in our small and medium business market, which accounted for 16% and 5%, respectively, of our Retail segment revenue for the year ended December 31, 2019, have encountered significant adverse impacts in connection with COVID-19, including as a result of temporary closures of physical stores.

With respect to our Hospitality segment, we have experienced an increase in customer demand with respect to drive-through and pick up services, mitigating losses in demand in certain markets due to temporary closures of dining rooms. However, customers in our small and medium business market, which represented 21% of our Hospitality segment revenue for the year ended December 31, 2019, have experienced significant near-term working capital and cash flow adverse impacts as a result of the COVID-19 pandemic, which is expected to continue until COVID-19 is contained and the economy begins to rebound. As of the date hereof, we are working with over 200 small and medium business market customers and have enabled over 100 online ordering sites since the pandemic started. Additionally, customers in our travel and entertainment market, which represented 7% of our Hospitality revenues for the year ended December 31, 2019, have encountered significant adverse impacts as a result of events being canceled or postponed.

We have also made progress in improving our manufacturing cost structure over the past 18 months and have been moving to a mostly variable cost structure. We estimate 70% to 80% of our manufacturing costs are variable, which we believe provides us with the capability to absorb volume changes related to COVID-19 with less impact to profitability. Each of our manufacturing facilities source many of their parts from localized supply chains, which provides us additional flexibility to obtain parts from various suppliers.

We are currently seeking to run our business on at least a cash flow neutral basis until the end of the COVID-19 pandemic and currently intend to address potential business impacts with spending cuts. We have taken several steps to build our cash reserve to maximize financial liquidity and flexibility, including suspending our share repurchase programs, limiting our M&A activity, reducing salary for members of our leadership team and other salaried employees, reducing our planned capital expenditures, eliminating contractors, curtailing travel, freezing merit increases and hiring and drawing down on our five-year, $1,100 million revolving credit facility (the “Revolving Credit Facility”) as described below. The COVID-19 pandemic is complex and rapidly evolving, and the ultimate impact on our overall financial and operating results will depend on the currently unknowable duration and severity of the pandemic as well as any additional governmental and public actions taken in response. Given this rapidly evolving environment, on March 31, 2020, we withdrew our guidance for 2020 (provided on February 11, 2020), and investors should no longer rely upon this guidance. There can be no assurance that the measures we have taken will completely offset any negative impact of COVID-19. See “Risks Related to Our Business—The recent novel coronavirus (COVID-19) outbreak could materially adversely affect our financial condition and results of operations.”

Revolver Draw-Down; Credit Agreement Amendment

On March 26, 2020, we borrowed loans in an aggregate principal amount of $630 million (the “Revolver Draw-down”) under the Revolving Credit Facility, resulting in such facility being fully drawn. We initiated the Revolver Draw-down as a precautionary measure in order to increase our cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 global pandemic. We expect to use the proceeds from the Revolver Draw-down for working capital and general corporate purposes. As of March 31, 2020, $1,070 million of revolving loan borrowings were outstanding under the Revolving

Credit Facility, as well as $28 million of letters of credit (which reduce borrowing availability for revolving loans under the Revolving Credit Facility). We have no immediate plans to repay these amounts, even after the consummation of the proposed private offering.

We have received requisite consent for an amendment to the amended and restated credit agreement dated as of August 28, 2019, among us, the lenders party thereto and JPMorgan Chase Bank, National Association, as administrative agent, governing our senior secured credit facilities (the “Credit Agreement Amendment”) to permit the incurrence of up to $750 million principal amount of indebtedness that matures earlier than, or has a weighted average life to maturity (determined without giving effect to any prepayments that reduce amortization) earlier than, 91 days after the maturity of the term loans under our senior secured credit facilities. The Credit Agreement Amendment is expected to be required to permit the incurrence of the debt in our proposed private offering.

NCR Global Fulfillment Center

One of our Global Fulfillment Centers, operated with a third-party logistics partner in Mt. Juliet, Tennessee, was impacted by tornados in the greater Nashville, Tennessee area on March 3, 2020. We and our third-party logistics partner initiated our respective business continuity plans to address continuity of our customers’ business needs and began filling orders from certain of our other facilities within approximately one week of the tornados. Within approximately two weeks of the tornados, we established another fulfillment center in the Nashville area and shipments from that fulfillment center, together with our other facilities, returned to normal capacity. While we have a backlog of orders relating to this event, we expect to fulfill that backlog by approximately mid-April 2020. We maintain substantial property damage and business interruption insurance coverage for this Global Fulfillment Center. However, there can be no assurance of the adequacy of such coverage or of our ability to recover under the applicable policies.

Goodwill Assessment

Based on the recent impacts from the COVID-19 pandemic on our Hospitality segment, we identified the potential that the carrying value of net assets assigned to our Hospitality segment may be in excess of its fair value as of March 31, 2020. Accordingly, we are in the process of completing an interim impairment assessment of goodwill. Based on initial results of the assessment, our current conclusion based on discounted cash flow forecasts of the Hospitality segment is that the fair value remains greater than the carrying value and thus no impairment charge is expected in the first quarter of 2020.  However, this is only a preliminary assessment, and there can be no assurances that we will not determine an impairment exists for the first quarter of 2020 or any later period, whether as a result of the impacts of the COVID-19 pandemic or otherwise. See “Risks Related to Our Business—The recent novel coronavirus (COVID-19) outbreak could materially adversely affect our financial condition and results of operations.”

Risks Related to Our Business

The recent novel coronavirus (COVID-19) outbreak could materially adversely affect our business, financial condition and results of operations.

The impact of COVID-19 has grown throughout the world, including in the United States. Governmental authorities have implemented numerous measures attempting to contain and mitigate the effects of the virus, including travel bans and restrictions, quarantines, shelter in place orders and shutdowns. While we have implemented programs to mitigate the impact of these measures on our results of operations, there can be no assurance that these programs will be successful. There is significant uncertainty regarding such measures and potential future measures.

Our manufacturing and distribution facilities are located in areas that have been affected by the pandemic and have taken measures to try to contain it. Restrictions on our access to our manufacturing facilities or on our support operations or workforce, or similar limitations for our distributors and suppliers, could limit customer demand and/or our capacity to meet customer demand and have a material adverse effect on our business, financial condition and results of operations.

The continued spread of COVID-19 could cause delay, or limit the ability of, customers to continue to operate and perform, including in making timely payments to us, or cause a decrease in customer demand or a slowdown in customer expansion. Local governmental restrictions and public perceptions of the risks associated with the COVID-19 pandemic have caused, and may continue to cause, consumers to avoid or limit gatherings in public places or social interactions, which could adversely impact the businesses of our customers. For example, customers in our small and medium business market, which represented 21% of our Hospitality segment revenue as of December 31, 2019, have experienced significant near-term working capital and cash flow adverse impacts as a result of the COVID-19 pandemic. Similarly, customers in our department and specialty retail market, which accounted for 16% of our Retail segment revenue as of December 31, 2019, have encountered significant adverse impacts as a result of temporary closures of physical stores in connection with COVID-19. Furthermore, negative economic conditions related to the COVID-19 pandemic may impact the willingness of our customers to make capital expenditures or pay accounts receivable, the ability of our customers to obtain financing for the purchase of our products, or the amount of disposable income available to consumers, which may adversely impact the businesses of our customers. Any of these effects could have a material adverse effect on our business, financial condition and results of operations.

In addition, the spread of COVID-19 has caused us to modify our business practices, such as employee work locations, and we may take further actions as may be required by government authorities or that we determine is in the best interests of our employees, customers, distributors, suppliers and contractors. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus, and our ability to perform critical functions could be harmed. These measures, and similar measures at our customers, have resulted in and may result in further installation delays.

COVID-19 or any other adverse public health development could inhibit our ability to execute our strategic initiatives including, without limitation, expanding our customer base by increasing our use of indirect sales channels and by developing, marketing and selling solutions aimed at the small and medium business market, improving the experience of our customers, investing in growing identified strategic growth platforms and shifting the mix of revenue in our business to software and services revenue as well as recurring revenue.

The degree to which COVID-19 affects our financial results and operations will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. See “Recent Developments—COVID-19.”

To the extent the COVID-19 pandemic materially adversely affects our business and financial results, it may also have the effect of significantly heightening many of the other risks associated with our business and substantial indebtedness, including those described in our most recent Annual Report on Form 10-K for the year ended December 31, 2019.

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